Exhibit 10.1
                                  ------------


                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                       SPAN-AMERICA MEDICAL SYSTEMS, INC.,

                                   VADUS, INC.

                                       AND

                       CERTAIN STOCKHOLDERS OF VADUS, INC.





                                FEBRUARY 1, 2002

         SCHEDULES
         ---------


         3.1   Assets

         3.5   Purchase Price Allocation

         3.6   Prorations

         VADUS:

         5.1   Exceptions to Incorporation, Powers and Qualification

         5.5   Exceptions to Title of Assets

         5.8   Pending Litigation

         5.10  Undisclosed Liabilities

         5.11  Material Changes

         5.12  Officers, Directors and Shareholders

         5.14  Tax Returns

         5.15  Material Contracts

         5.18  Benefit Plans

         5.19  Liens, Mortgages and Encumbrances

         5.22  Leases and Licenses

         5.24(2)   Intellectual Property Ownership

         5.24(3)   Intellectual Property Licenses

         5.27  Broker

         7.10  Outstanding Obligations

         SPAN:

         6.1   Exceptions to Incorporation, Powers and Qualification



         EXHIBITS
         --------
         Exhibit A   Financial Statements of VADUS

         Exhibit B   Production, Marketing and Product Development Support
                     Agreement between Span and VADUS

         Exhibit C   Assignment Agreement between Span and VADUS

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this Asset Purchase Agreement, together with the exhibits and schedules attached hereto being hereinafter referred to as this "Agreement") is made and entered into this 1st day of February, 2002, by and among Span-America Medical Systems, Inc., a South Carolina corporation ("Span"), VADUS, Inc., a Delaware corporation ("VADUS"), and certain of the stockholders of VADUS set forth on the signature page hereof (such stockholders being hereinafter referred to collectively as the "Sellers").

                              W-I-T-N-E-S-S-E-T-H:

          WHEREAS, VADUS is or has been engaged in the medical device design and manufacturing business; and

        WHEREAS, Span desires to purchase, and VADUS desire to sell certain of the assets of VADUS related to VADUS' business;

        NOW  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements, provisions and covenants herein contained, Span and VADUS hereby agree as follows:


                             SECTION 1. DEFINITIONS
1.1  DEFINED TERMS

        As used in this Agreement, the following terms have the following meanings:

        "Affiliate"  shall mean, with respect to a particular  Person,  a Person
         ---------
that directly or indirectly controls or is controlled by, or is under common control with, the particular Person.

        "Agreement" shall mean this Asset Purchase Agreement, together with the
         ---------
exhibits and schedules attached hereto.

        "Assets" shall have the meaning set forth in Section 3.1.
         ------
        "Benefit Plan" shall have the meaning set forth in Section 5.18.
         ------------
        "Business" shall have the meaning set forth in Section 5.13.
         --------
        "Buyout Payment" shall have the meaning set forth in Section 4.4.
         --------------
        "CERCLA" the Comprehensive Environmental Response,  Compensation,  and
         ------
Liability Act, 42 U.S.C. 9601 et seq.

        "Closing" shall have the meaning set forth in Section 3.4.
         -------
        "Closing Date" shall have the meaning set forth in Section 3.4.
         -------
        "Code"  shall mean the Internal  Revenue  Code of 1986,  as amended from
         ----
time to time, or any successor legislation.

        "Compete" shall have the meaning set forth in Section 7.11.
         -------
        "Confidential  Information"  shall  mean  all  information  of any  kind
         -------------------------
concerning a party hereto that is furnished by such party or on its behalf pursuant to Section 7.1 hereof, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), (iv) of which the recipient was in possession prior to disclosure thereof in connection with the transactions contemplated herein, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

        "ERISA" shall mean the Employee  Retirement Income Security Act of 1974,
         -----
as amended.

        "Expiration  Date"  shall  mean the date  that the last to expire of the
         ----------------
Patents expires.

        "Field" shall mean peripheral  intravenous  catheter  products for human
         -----
and veterinary use, including peripherally inserted central catheter lines and arterial lines.

        "First Option Payment" shall have the meaning set forth in Section 2.2.
         --------------------
        "GAAP" shall mean generally accepted accounting principles.
         ----
        "Gross  Margin"  shall mean the Net Revenue  minus the cost of the goods
         -------------
sold, calculated in accordance with GAAP, but for purposes of this definition and this Agreement, in no event shall the cost of goods sold include the Royalties due VADUS for such sales.

        "Intellectual  Property" means (i) all inventions (whether patentable or
         ----------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including data and related documentation), (vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium), which are part of the Assets provided in Schedule 3.1.

        "Investigation  Period"  shall have the meaning set forth in Section 2.1
         ---------------------
hereof.

        "Loans" shall have the meaning set forth in Section 2.2.
         -----
        "Material  or  Materially  Adverse"  shall mean an item or matter  which
         ---------------------------------
either (i) reasonably could result in the payment of more than $5,000 or (ii) (if an obligation) has a term that extends one year or more beyond the Closing Date.

        "Net Revenue" shall mean the aggregate of the invoices issued by Span or
         -----------
its Affiliates for the sale of each Patent Product, regardless of receipt of payment for such invoices, after deduction of (i) shipping and handling, (ii) regular trade and quantity discounts, allowances and cash discounts, if any,
(iii) amounts credited to customers based on Patent Products that are returned and with respect to which Royalties have been paid to VADUS, and (iv) any amounts uncollected from a customer 120 days after invoice date, but before deduction of any other items, including but not limited to any agent's commissions.

        "Option" shall have the meaning set forth in Section 2.1 hereof.
         ------
        "Option Payment" shall have the meaning set forth in Section 2.2 hereof.
         --------------
        "Patent  Products"  shall mean all  products  incorporating  one or more
         ----------------
claims of one or more Patents.

        "Patents" shall mean the United States granted,  European  granted,  and
         -------
Japanese granted patents identified in Schedule 5.24(2), provided further that new patents, including continuations, arising from patents pending, disclosures and concepts in existence at the execution of this Agreement, all of which shall be disclosed at such time in Schedule 5.24(2), shall upon issuance be reclassified as a registered patent on Schedule 5.24(2).

        "PBGC" shall mean the Pension Benefit Guaranty Corporation.
         ----
        "Person" shall mean any individual,  corporation,  partnership,  limited
         ------
liability company or other legal entity recognized by law.

        "Purchase Price" shall have the meaning set forth in Section 3.2 hereof.
         --------------
        "Regulatory  Approvals"  shall mean all  regulatory  approvals  that are
         ---------------------
legally necessary to the sale of the Patent Product to the medical and veterinary trade.

        "Restricted Area" shall have the meaning set forth in Section 7.11.
         ---------------
        "Royalties"  shall  mean  monies  due VADUS  based on either the sale of
         ---------
Patent  Products or the  licensing  of the  Patents,  as more fully set forth in
Section 4.1.

        "Royalties  Payment  Period"  shall  mean  that  period of time from the
         --------------------------
Closing Date through the Expiration Date during which Royalties shall be paid as set forth in Section 4.

        "Secure  IV"  shall  mean  that  certain  short  peripheral  intravenous
         ----------
catheter system manufactured and marketed by VADUS bearing the same name and based upon one or more claims of one or more of the Patents.

        "Sellers"  shall mean the  stockholders  set forth on the signature page
         -------
hereof, which stockholders constitute the principal stockholders of VADUS.

         "Span" shall mean Span-America Medical Systems, Inc., a South Carolina
          ----
corporation.

        "Startup Period" shall have the meaning set forth in Section 4.1.
         --------------
        "Three-Year  Restricted  Period"  shall  have the  meaning  set forth in
         ------------------------------
Section 7.11.

        "VADUS" shall mean VADUS, Inc., a Delaware corporation.
         -----

        "VADUS Common Stock" shall mean the common stock of VADUS,  par value of
         ------------------
$0.0001 per share.

1.2  OTHER DEFINITIONAL PROVISIONS.

          All terms defined in this Agreement shall have their defined meanings when used in any schedule, exhibit, certificate or other document made or delivered pursuant hereto, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.


                             SECTION 2. THE OPTION

2.1  SPAN'S OPTION TO ACQUIRE THE ASSETS

          Upon the execution of this Agreement, the Sellers and VADUS grant to Span an irrevocable right to acquire all of the Assets, subject to the obligations set forth in this Section 2 (the "Option"). The Option shall remain open and effective for 60 days from the day of the delivery of the last of the Secure IV units to Span by VADUS as required in Section 2.3(4) below. During this 60 day period, Span shall conduct due diligence and further investigate the market potential and viability of the Patent Products (the "Investigation Period"). Upon completion of the Investigation Period, or at any time prior thereto, Span shall notify VADUS of its decision either to exercise or not exercise the Option. If Span elects to exercise the Option, the Closing shall occur as set forth in Section 3.4 below. If Span elects not to exercise the Option, which election shall be in the sole discretion of Span, the Option and this Agreement shall be terminated as provided in Section 2.4 below.

2.2  SPAN'S OBLIGATIONS

        (1) In consideration of the grant of the Option, Span shall deliver to VADUS cash in the amount of $265,000.00 (the "Option Payment") by check or wire transfer to the account designated by VADUS, $132,500.00 being paid upon execution of this Agreement (the "First Option Payment") and the remaining $132,500.00 being paid upon receipt of all 2,500 units of the Secure IV, as provided in Section 2.3(4). If Span loans, advances or otherwise provides VADUS any money or funds prior to paying the First Option Payment (collectively, the "Loans"), including all Loans that may have been made prior to execution of this Agreement, then (i) the amount to be paid as the First Option Payment shall be reduced by the amount of all such Loans, (ii) any VADUS obligation to repay such Loans shall be forgiven by Span and any required documentation, filings, or other agreements to evidence such forgiveness shall be executed by Span, and (iii) Span shall be treated under this Agreement as having made the First Option Payment in the amount of $132,500.00.

        (2) Span shall itemize and deliver to VADUS all requests for VADUS information, VADUS documents and VADUS records Span deems necessary to properly investigate VADUS to determine if Span wishes to exercise the Option.

        (3) Span shall evaluate the Secure IV product and conduct such follow up investigations to validate the marketability and market potential of the Secure IV.

2.3        VADUS' OBLIGATIONS

         VADUS' obligations in this Section 2.3 are not in lieu of, but rather in conjunction with, those obligations set forth elsewhere in this Agreement. As specifically related to the Option, VADUS agrees that:

        (1) VADUS shall assist Span in conducting any due diligence and market evaluations Span deems necessary during the Investigation Period.

        (2) VADUS shall, at its expense, make available John Marano to Span during the Investigation Period to (i) train Span employees and agents involved in the due diligence review; (ii) visit clinicians with Span personnel; (iii) provide instruction on the manufacturing process; and (iv) any other activities Span may reasonably request relating to the due diligence and market investigation.

        (3) VADUS shall, at its expense, make available Robert H. Dick during the Investigation Period to assist in the due diligence effort.

        (4) VADUS shall deliver 2,500 units of the Secure IV upon execution of this Agreement, or as quickly thereafter as practicable, for no additional consideration beyond the Option Payment, which units shall be used by Span in its investigation under this
                Section 2.

2.4  TERMINATION OF THE OPTION

         If Span elects not to exercise the Option, the Option and this Agreement shall terminate simultaneously with Span giving VADUS written notice of its election. Upon termination of the Option, (i) Span shall deliver to VADUS the remaining Secure IV, if any, in Span's possession, and (ii) VADUS shall issue and cause to be delivered to Span a certificate representing shares of VADUS Common Stock, where the number of such shares is determined by dividing by
1.5 the aggregate total of all portions of the Option Payment paid to VADUS plus any additional payments made to VADUS by Span after the Option Payment and prior to termination of the Option. Span shall be vested with all the rights of every other shareholder of VADUS Common Stock. Such termination shall not be considered a breach or other violation of any provision of this Agreement, and shall not give rise to any claim against Span by VADUS or any one of the Sellers.

            SECTION 3. CLOSING; PURCHASE AND DELIVERY OF THE ASSETS

3.1  ASSETS CONVEYED

         Following exercise of the Option, on the terms and subject to the conditions of this Agreement, VADUS shall on the Closing Date transfer, assign, convey and sell to Span, free from any and all liabilities, liens and encumbrances of any type, certain tangible and intangible assets, including, but not limited to, Intellectual Property, used in connection with or related to the Business, which assets are listed with designation of physical location of each such asset on Schedule 3.1 attached hereto (the "Assets"). The Assets shall exclude any assets of VADUS not set forth in Schedule 3.1. On the terms and subject to the conditions of this Agreement, Span shall on the Closing Date purchase the Assets.

3.2  PURCHASE PRICE.

         The total consideration for the Assets (the "Purchase Price") shall be the Option Payment plus ongoing Royalties to be paid in such amounts and at such times as indicated in Section 4.

3.3   NO ASSUMPTION OF LIABILITIES.

         Span shall not assume and shall not be liable in any way for any liabilities or obligations of VADUS or any Seller incurred prior to, on or after the Closing Date. All profits derived from and liabilities and expenses incurred by Span in connection with the ownership and operation of the Assets after the Closing Date shall belong to and shall be the responsibility of Span. All profits derived from and liabilities and expenses incurred by VADUS' Business before the Closing Date shall belong to and shall be the responsibility of VADUS.

3.4   THE CLOSING.

         The closing of the purchase and sale of the Assets (the "Closing") provided for in this Section 3 shall take place at the offices of Wyche, Burgess, Freeman & Parham, P.A. or at such other place as the parties hereto may mutually agree at 10:00 A.M., Eastern Standard Time. The Closing shall be held 10 days after Span gives written notice of its election to exercise the Option as provided in Section 2.1 above or as soon as reasonably practicable after fulfillment of all conditions set forth in Sections 10 and 11 hereof (the "Closing Date"); provided, however, that in the event that Closing has not occurred by June 30, 2002, either party hereto shall have the right to terminate this Agreement, except that if such failure to close is the result of the breach or nonperformance of a representation, warranty or covenant hereunder, only the aggrieved party shall have the right to terminate this Agreement.

3.5  ALLOCATION OF PURCHASE PRICE.

         VADUS and Span agree that the Assets have the fair market value set forth on Schedule 3.5 attached hereto and that the Purchase Price shall be allocated according to such fair market values for purposes of VADUS' and Span's respective reporting obligations under Section 1060 of the Internal Revenue Code of 1986, as amended.

3.6  PRORATIONS.

         The following items shall be apportioned and prorated as of the Closing Date and the Purchase Price adjusted accordingly:

        (1) personal property taxes related to any of the Assets;  and

        (2) any other proratable items mutually agreed to by Span and VADUS.

         A description and the amounts of such pro-rated items shall be prepared at closing and set forth on Schedule 3.6 attached hereto as though such schedule had been completed on the date this Agreement was executed. The Purchase Price shall be adjusted by the prorated portion of the personal property taxes related to the Assets, and Span shall be responsible for paying, prior to the time such taxes become delinquent, all property taxes due with respect to the Assets.


                              SECTION 4. ROYALTIES

4.1        ROYALTIES

         During the Royalties Payment Period, VADUS shall be entitled to receive a portion of the revenues paid to Span or its Affiliates in connection with its sale of the Patent Products or license of the Patents to other Persons.

        (1) The parties agree that startup of production and marketing of the Secure IV shall take time (the "Startup Period"), and during the Startup Period the production costs are likely to exceed those estimated production costs when the production process reaches capacity. In recognizing that the Gross Margin during the Startup Period will necessarily be lower than the sustained Gross Margin projected upon operating at capacity, Span or its Affiliates shall pay VADUS Royalties of 7.5% of the Net Revenues received by Span or its Affiliates from the sale of the Secure IV during the first eighteen months following the Closing Date.

        (2) For all Patent Products (except for Secure IV for the first eighteen months following the Closing Date, but beginning on the first day of the nineteenth month thereafter), VADUS shall have the right to receive a percentage of the Net Revenues received by Span or its Affiliates based upon the Gross Margin realized by Span or its Affiliates from the sale of the Patent Products (the "Royalty Percentage") as set forth in the following table:



                        GROSS MARGIN             ROYALTY PERCENTAGE
                      ----------------         -----------------------
                        70.1% and above                 10%

                        50.0% - 70.0%                   9%

                        40.0 - 49.9%                    8%

                        35.0 - 39.9%                    7%

                        30.0 - 34.9%                    6%

                        25.0 - 29.9%                    5%

                        22.5 - 24.9%                    4%

                        20.0 - 22.4%                    3%

                        19.9% and below                 2%

        (3) VADUS shall have the right to receive 50% of the royalties, fees or other payments received by Span or its Affiliates from another Person for grant of a license of one or more of the Patents, which includes the right to manufacture, distribute and sell a Patent Product.

4.2  PAYMENT OF ROYALTIES

         The Royalties shall be earned in connection with the sale of the Patent Products or the licensing of the Patents during the Royalties Payment Period and paid to VADUS within 30 business days following the end of each Span fiscal quarter.

4.3  REPORTS AND AUDITING

         In connection with the payment of the Royalties, Span or its Affiliates shall make written reports to VADUS quarterly within 30 days after the end of each fiscal quarter in which Royalties are required to be paid, which reports shall state in reasonable detail the information necessary for confirming the

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

amount of Royalties which were payable during such quarter. Span or its Affiliates shall keep records showing the Patent Products sold and monies received from licensing of the Patents in such reasonable detail as may be necessary to compute and confirm the calculation of the Royalties. Span or its Affiliates shall permit its books and records to be examined by a third-party, licensed certified public accountant, reasonably acceptable to Span, from time to time upon reasonable notice (but not more than once per quarter); provided that such third-party, licensed certified public accountant shall undertake (i) to keep all information reviewed in strict confidence and (ii) not to disclose VADUS any such information other than whether or not, in its opinion, the Royalties have been properly calculated and paid. Upon expiration or termination hereof, VADUS shall have the right to have a final examination conducted in accordance with the terms set forth above. The expense of such examinations shall be borne entirely by VADUS, unless a deficiency in excess of $25,000 shall have been determined to have occurred, in which case the expense of such examination shall be borne completely by Span or its Affiliates.

4.4  BUYOUT OF ROYALTY PAYMENTS

         At any time after seven years from the Closing Date, and with written notice to VADUS, Span shall have the right to terminate the ongoing obligation to pay the Royalties under this Agreement by making a final one-time payment (the "Buyout Payment") to VADUS. The Buyout Payment shall be in the amount equal to five times the Royalties earned during the most recent proceeding 12 months. Span shall deliver the Buyout Payment in cash, unregistered common stock of Span at its then fair market value, or any combination of cash and common stock of Span, as selected by Span in its sole discretion.


            SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      VADUS and each of the Sellers jointly and severally warrants and represents as follows to Span. The representations and warranties of VADUS and the Sellers contained in this Section 5 shall survive to the extent set forth in
Section 8 hereof.

5.1  INCORPORATION, POWERS AND QUALIFICATION.

         Except as disclosed on Schedule 5.1, VADUS is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and is entitled to own its properties and assets and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. VADUS has the requisite corporate right, power and authority to own or lease its properties and assets and to conduct its business as presently conducted. VADUS is not licensed or qualified as a foreign corporation under the laws of any state other than the state of its principal place of business and neither the character nor location of its properties nor the nature of its business makes licensing or qualification in any foreign jurisdiction necessary.

5.2  AUTHORITY RELATIVE TO AGREEMENT.

         The  execution,  delivery  and  performance  of this  Agreement  by the
Sellers and VADUS and the consummation by the Sellers and VADUS of the transactions contemplated hereby have been duly authorized by all necessary corporate action (with respect to VADUS and non-individual Sellers), and this Agreement constitutes a legal, valid and binding obligation of VADUS and the Sellers which is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles.

5.3  AUTHORIZATION AND EXECUTION OF DOCUMENTS.

         The execution, delivery and performance of this Agreement by the Sellers and by VADUS and the consummation of the transactions hereunder do not
(i) require the consent, waiver, approval, license or authorization of any public authority, (ii) violate, with or without the giving of notice and/or the passage of time, (A) any provision of law applicable to the Sellers or VADUS,

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

(B) the corporate charter or bylaws of VADUS, or (C) any existing order, writ, injunction or decree of any court, administrative agency or governmental body to which the Sellers or VADUS are subject, (iii) conflict with or result in a breach or termination of or constitute a default under any mortgage, deed of trust, indenture, or other agreement or instrument to which the Sellers or VADUS is a party or by which it is bound or to which any of their or its respective assets or properties are subject or (iv) result in the creation of any lien or encumbrance upon the Assets of VADUS, except for the transactions specifically contemplated herein.

5.4  SOLVENCY.

         Each of the Sellers and VADUS is solvent and has not made a general assignment for the benefit of creditors nor been adjudicated bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of VADUS' or Sellers' properties (including the Assets) been appointed or a petition filed by or against any Seller or VADUS for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar federal or state statute, or any proceeding instituted for the dissolution or liquidation of VADUS.

5.5  TITLE TO ASSETS.

         Except as disclosed on Schedule 5.5, VADUS has good and indefeasible title to all and each of the Assets, which title is on the Closing Date free and clear of all conditional sales agreements, leases, liens, pledges, encumbrances, charges or claims. The Assets shall be conveyed free and clear of any lien, claim, charge, encumbrance, or rental, management, service, maintenance, employment or other contracts, whether oral or written, and Span shall have no liability whatsoever in connection therewith.

5.6 CONDITION OF ASSETS.

          The Assets shall be transferred in good working condition without excessive wear and tear, and are fit for their intended purposes.

5.7  CORPORATE DOCUMENTS.

         The copy of VADUS' Articles of Incorporation and all Amendments thereto, certified by the Secretary of State of Delaware, and the copy of VADUS' Bylaws as amended to date, certified by VADUS' secretary, which have been delivered to Span, are complete and correct as of the date of this Agreement. Subject to preexisting confidentiality obligations to independent third parties, VADUS shall make available to Span for inspection the minute books of VADUS upon execution of this Agreement and in keeping with the obligations set forth in
Section 2. Those books accurately reflect and record all corporate action that has been taken by the stockholders (including the Sellers) and directors of VADUS.

5.8  PENDING LITIGATION.

         Except as disclosed on Schedule 5.8, there are no proceedings or actions of any type pending that would limit or impair the power or authority of VADUS or the Sellers to enter into this Agreement. There is no pending action, proceeding or claim of any type, or to the knowledge of the Sellers or VADUS, threatened against VADUS, its properties or business. Furthermore, VADUS and the Sellers do not know or have reasonable grounds to know of any basis for any action, or of any governmental investigation or proceeding relative to VADUS, its properties or business. VADUS is not in default with respect to any order, writ, injunction or decree of any court, or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

5.9  FINANCIAL STATEMENTS

         Set forth on Exhibit A attached hereto are balance sheet, statement of income and retained earnings and statement of cash flows for VADUS as of and for the years ended December 31, 1999 and 2000 that were prepared by VADUS management, compiled and reviewed by a member of the VADUS board of directors, and reviewed and approved by the VADUS board of directors; and no later than four calendar weeks after execution of this Agreement, a balance sheet, statement of income and retained earnings and statement of cash flows for VADUS as of and for the nine months ended September 30, 2001, all as prepared by VADUS management and reviewed and approved by the VADUS board of directors will be added to Exhibit A (collectively, the "Financial Statements"). The Financial Statements may be audited, reviewed or unaudited, and such status of each Financial Statement shall be clearly indicated on each page of each Financial Statement. Each of the Financial Statements set forth on Exhibit A has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as disclosed therein, and the balance sheets present fairly the financial condition of VADUS as of the date thereof and the statements of income and retained earnings and statements of cash flows present fairly the results of operations and cash flows of VADUS for the periods set forth therein. The books and records of VADUS from which such financial statements were prepared fully and fairly reflect all transactions of VADUS and are complete and correct in all material respects.

5.10  ABSENCE OF UNDISCLOSED LIABILITIES.

         Except to the  extent (i) set forth in  Exhibit  A, (ii)  disclosed  on
Schedule 5.10, or (iii) expressly disclosed otherwise in this Agreement, VADUS has no liabilities of any nature (including unpaid federal, state or local taxes), whether accrued, absolute, known or unknown, contingent or otherwise.

5.11  ABSENCE OF CERTAIN CHANGES.

         Since the year ending December 31, 2000 and the nine months ending September 30, 2001, and except as disclosed on Schedule 5.11 or elsewhere in this Agreement, there has not been any change in the condition (financial or otherwise), properties, assets, liabilities or business prospects of VADUS, which has been adverse or has occurred outside of the ordinary course of business, including but not limited to, the following:

        (1)     Any   engagement  on  the  part  of  VADUS  in  any  unusual
                transactions affecting its business or properties.

        (2)     Any  damage,  destruction  or loss  (whether  or not  covered by
                insurance)  affecting  the  properties,   assets,   business  or
                prospects of VADUS.

        (3) Any debts, obligations or liabilities incurred by VADUS, except current liabilities incurred and obligations under agreements entered into in the ordinary course of business and except as to matters set out in other portions of this Agreement.

        (4) Any sale, lease, abandonment or other disposition by VADUS of any real property, or, other than in the ordinary course of business, of any equipment, furniture, fixtures or other properties.

5.12  OFFICERS, DIRECTORS AND SHAREHOLDERS.

         Schedule 5.12 sets forth a true and complete list of the name of all VADUS' directors, officers, and shareholders and the number of shares owned by each shareholder.

5.13  BUSINESS OF VADUS.

        VADUS is engaged in the business of designing and manufacturing medical devices and related matters (the "Business") and no other business.

5.14  TAX RETURNS.

         Except as disclosed in Schedule 5.14, VADUS has filed in correct form all tax returns and estimates (federal, state and local) required to be filed by it and has paid all taxes shown to be due and payable on the returns or on any assessment received by VADUS as well as all other taxes (federal, state and local) due and payable by it on or before the date hereof, other than state and local realty taxes which are payable but which are not yet due. The Internal Revenue Service has not conducted an examination of any income tax returns of VADUS.

5.15  CONTRACTS.

         Schedule 5.15 contains a complete and accurate list setting forth as of a recent date all oral or written contracts, commitments, agreements or obligations, to which VADUS is a party as obligor, or to which it or any of its owned assets or properties is subject, which either (i) potentially involve the payment by VADUS of more than $10,000 with respect to any one contract or commitment or $20,000 in the aggregate or (ii) has a term that extends one year or more beyond the Closing Date.

        True and complete copies of all documents specifically and reasonably requested by Span and referred to in such list will be provided or made available to Span and its counsel upon request. Except as disclosed on Schedule 5.15, to the best knowledge of VADUS, each of the contracts set forth on
Schedule 5.15 is binding and enforceable against the respective parties thereto in accordance with its terms, and, to the best knowledge of VADUS, no party to any of such contracts is in default under such contract.

5.16  [RESERVED].

5.17  INSURANCE.

         All of the Assets to be transferred that are of an insurable character are insured now and will be insured through the date of Closing by financially sound and reputable insurance companies, authorized to do business in any state where such Assets may be located, against loss or damage by fire and other risks in the amounts and in the manner customary for property and assets of that nature.

5.18  BENEFIT PLANS.

        (1) Schedule 5.18 lists all "employee benefit plans" (as defined in ERISA Section 3(3)) and all other pension, retirement, deferred compensation, profit sharing, bonus, severance, stock, stock-option, stock purchase, stock appreciation, phantom stock, medical, vacation, disability, life insurance, cafeteria, dependent care, welfare benefit, fringe benefit, or other benefit or compensation (except salary and wages) plans, programs, agreements, funds, commitments, understandings, practices or other arrangements (whether formal or informal, written or unwritten) maintained, sponsored or contributed to by VADUS, or under which VADUS may be obligated, for the benefit of any officers, directors, employees or independent contractors of VADUS (all of the foregoing together, "Benefit Plans"). Schedule
                5.18 includes any Benefit Plans that have been terminated or "frozen" but that continue to have any obligations to any current or former participants or beneficiaries. Schedule 5.18 specifically indicates which Benefit Plans are funded through insurance; which are self-insured (and lists any policies of re-insurance in effect with respect to such self-insured Benefits Plans) and which provide severance benefits of any nature to current or former employees or any other persons.

        (2) VADUS has delivered to Span accurate and complete copies of (i) each Benefit Plan (or a complete description of all of the material terms of any unwritten Benefit Plan), including all amendments; (ii) the summary plan description and all summaries of material modifications for each Benefit Plan for which a summary plan description is required under ERISA; (iii) the most recent annual report on Form 5500 (or any version thereof) filed with respect to each Benefit Plan for which a Form 5500 is required to be filed under ERISA or the Code; (iv) the most recent determination letter received from the IRS with respect to each Benefit Plan intended to meet the requirements of
                Section 401(a) of the Code and (v) any and all trust agreements, insurance contracts (including annuity contracts), other material documents related to any funding arrangements and administrative services contracts related to any Benefit Plan.

        (3) VADUS is not, and never has been, (i) required to be treated as a single employer with any other person or entity pursuant to

                Code Sections 414(b), (c), (m) and (o) or (ii) subject to potential liability under Title IV of ERISA as a member of a "controlled group" (as defined in ERISA Section 4001(a)(14)).

        (4) VADUS does not, and has not ever, maintained or contributed to a "welfare benefit fund" (as defined in Section 419 of the Code). Neither VADUS nor it employees have ever maintained or participated in any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9)).

        (5) Except as set forth on Schedule 5.18, each Benefit Plan (i) has been administered in all respects in accordance with its terms and (ii) is in compliance (with respect to both the form and operation of the Benefit Plan) with the applicable requirements of ERISA, the Code and other applicable federal, state or other law. Each Benefit Plan that is intended to qualify for favorable tax treatment (with respect to contributions, benefits or otherwise) under any of Sections 401, 501, 408, 129, 125, 105, 106, 79, 421 through 424 or any other Section of the Code is in compliance with the relevant Section(s) of the Code under which favorable tax treatment is intended.

        (6) Other than with respect to contributions not yet due and payable, VADUS has made all contributions required under the Benefit Plans, including the payment of any insurance premiums for Benefit Plans that are funded or provide benefits through insurance or for re-insurance policies in effect for Benefit Plans that are self-insured.

        (7) Each Benefit Plan intended to be qualified under Section 401(a) of the Code is in receipt of a current favorable determination letter from the U.S. Internal Revenue Service that has not been revoked. To the knowledge of VADUS and the Sellers, nothing has occurred since the date of any such determination letter that is reasonably likely to affect adversely such qualification or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

        (8) VADUS has never established, maintained, sponsored or contributed to a Benefit Plan (i) subject to Title IV or Title I, Subtitle B, Part 3 of ERISA or Section 412 of the Code or
                (ii) that is or was a "multiemployer plan" (as defined in any of ERISA Section 3(37), ERISA Section 4001(a)(3) or Section 414(f) of the Code). To the knowledge of VADUS and the Sellers, no condition exists, and no event has occurred or could reasonably be anticipated to occur in connection with the transactions contemplated by this Agreement, that reasonably could result in liability to VADUS under Title IV of ERISA pursuant to Section 4069 or Section 4212(c) of ERISA.

        (9) VADUS does not and has not ever established, maintained, sponsored or contributed to a Benefit Plan that is an "employee welfare benefit plan" (as defined in ERISA Section 3(1)) that provides or provided at any time for continuing benefits or coverage for any participant or beneficiary of the participant after such participant's termination of employment, except to the extent required by law. VADUS has the right to amend or terminate each Benefit Plan that is an "employee welfare benefit plan" at any time.

        (10) No nonexempt prohibited transaction (within the meaning of ERISA Sections 406 and 408 or Section 4975 of the Code) or breach of fiduciary duty has occurred with respect to a Benefit Plan that has subjected or could reasonably be expected to subject VADUS to any tax or other liability under ERISA or the Code (other than liabilities fully satisfied prior to the date of the oldest financial statements provided by VADUS to Span) or under any agreement or other arrangement whereby VADUS or the Benefit Plan is required or has agreed to indemnify or reimburse any person in connection with liability under ERISA or the Code for breach of fiduciary duty or participation in a prohibited transaction.

          (11) Each Benefit Plan subject to ERISA Section 601 et seq. or Section

               4980B of the Code has been administered in compliance with such sections.

        (12) There are no pending, or to the best of VADUS' or the Sellers' knowledge threatened, claims, actions, suits, proceedings, hearings, audits or investigations with respect to any Benefit Plan or its operation, other than claims for benefits made by participants or beneficiaries in the ordinary course pursuant to the terms of the relevant Benefit Plan. To the best of VADUS' or the Sellers' knowledge, no events have occurred and no circumstances exist that could reasonably provide the basis for such a claim, action, suit, etc.

        (13) VADUS has no liability with respect to any "employee benefit plans" (as defined in ERISA Section 3(3)) or any other pension, retirement, deferred compensation, profit sharing, bonus, severance, stock, stock-option, stock purchase, stock appreciation, phantom stock, medical, vacation, disability, life insurance, cafeteria, dependent care, welfare benefit, fringe benefit, or other benefit or compensation (except salary and wages) plans, programs, agreements, funds, commitments, understandings, practices or other arrangements (whether formal or informal, written or unwritten) that provide, or at any time provided, benefits for any officers, directors, employees or independent contractors of any entity or organization, other than the Benefit Plans listed on Schedule 5.18.

5.19  LIENS, MORTGAGES, CHARGES AND ENCUMBRANCES.

         All Assets in the Business are owned by VADUS free and clear of all liens, encumbrances, security interests, leases and claims of others, including all Intellectual Property, except as set forth on Schedule 5.19 or Schedule
5.22. The transactions herein will not give rise to a lien on any of VADUS' Assets, as such Assets are identified in Schedule 3.1, or a cause of action by any party against Span or VADUS.

5.20  [RESERVED].

5.21  [RESERVED].

5.22  LEASES AND LICENSES.

     Except as disclosed on Schedule 5.22, there are no leases or licenses with respect to any of the Assets.

5.23  [RESERVED].

5.24  INTELLECTUAL PROPERTY.

        The following representations are made with respect to Intellectual Property matters:

        (1) To the knowledge of VADUS and the Sellers, VADUS has not interfered with, infringed upon, misappropriated, or violated any intellectual property rights of third parties, and none of the Sellers and the directors and officers of VADUS has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that VADUS must license or refrain from using any intellectual property rights of any third party). To the knowledge of any of the Sellers and VADUS, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of VADUS.

        (2) Schedule 5.24(2) identifies each patent or registration which has been issued to VADUS with respect to any of its Intellectual Property, identifies each pending patent application or application for registration (including continuations arising from patents pending, disclosures and concepts in existence at the execution of this Agreement) which VADUS has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which VADUS has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). VADUS has delivered to Span correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 5.24(2) also identifies each trademark, trade name or unregistered trademark used by VADUS in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 5.24(2):

                         (A) VADUS possess all right, title, and interest in and
                to the item, free and clear of any security interest, license, or other restriction;

                         (B)  the  item  is  not  subject  to  any   outstanding
                injunction, judgment, order, decree, ruling, or charge;

                         (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the Sellers or VADUS, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                         (D) VADUS has never agreed to indemnify  any Person for
                or against any interference, infringement, misappropriation, or other conflict with respect to the item.

        (3) Schedule 5.24(3) identifies each item of Intellectual Property that any third party owns and that VADUS uses pursuant to license, sublicense, agreement, or permission. VADUS has delivered to Span correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 5.24(3):

                         (A) the license,  sublicense,  agreement, or permission
                covering the item is legal, valid, binding, enforceable, and in full force and effect;

                         (B) to the knowledge of VADUS and the Sellers, no party
                to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                         (C) no party to the license, sublicense,  agreement, or
                permission has repudiated any provision thereof; and

                         (D) VADUS has not  granted  any  sublicense  or similar
                right with respect to the license, sublicense, agreement, or permission.

5.25  COMPLIANCE WITH LAWS, REGULATIONS AND OBLIGATIONS.

         VADUS has complied with all laws, regulations and orders applicable to it or its business. Except for routine business licenses and regulatory permits and/or certificates required by local or state jurisdictions or sales tax permits, and except for the Regulatory Approvals required for the Patent Products, VADUS does not need any governmental permits or licenses in connection with the transaction of its business as presently conducted. No notice or warning from any governmental authority with respect to any failure or alleged failure of VADUS to comply with any law, regulation or order has been issued or given and is currently in effect, nor is any such notice or warning proposed or threatened so far as is known to VADUS or the Sellers. The business of VADUS is not currently being conducted pursuant to an exemption to or exception from any law, governmental regulation, or permit or license. VADUS is not in default regarding any obligation to any entity to the extent that it will be affected adversely under any license, permit, order, authorization, grant, contract, agreement, lease or other document, order or regulations to which it is a party or by which it is bound.

5.26  ENVIRONMENTAL MATTERS.

         VADUS is in compliance with all local, state and federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA. VADUS has not, nor to VADUS' knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the property covered by any of the real property leases set forth on
Schedule 5.22. VADUS has not installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the property covered by any of the real property leases set forth on Schedule 5.22.

5.27  BROKERS

         Except as disclosed in Schedule 5.27, neither the Sellers nor VADUS has taken any action relating to any broker, finder, consultant or other expert which could result in the imposition on Span or VADUS of any obligation to pay a fee to any broker, finder, consultant or other similar expert in connection herewith. Should any fees or other payments be owed to any person disclosed in
Schedule 5.27, such fees or payments shall be the responsibility of VADUS only and shall not be an obligation of Span.

5.28  DISCLOSURE

         No representation or warranty by VADUS or the Sellers in this Agreement, or any statement or certificate furnished to or to be furnished to Span pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain at Closing any untrue statement of a fact, or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

5.29  RELIANCE.

         The foregoing representations and warranties are made by the Sellers and VADUS with the knowledge and expectation of Span's reliance thereon.


               SECTION 6. REPRESENTATIONS AND WARRANTIES OF SPAN

        Span warrants and represents to VADUS and the Sellers as set forth below. The representations and warranties of Span contained in this Section 6 shall survive to the extent set forth in Section 9 hereof.

6.1  INCORPORATION, POWERS AND QUALIFICATION.

         Except as disclosed on Schedule 6.1, Span is a corporation duly organized, existing and in good standing under the laws of the State of South Carolina and is entitled to own its properties and assets and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Span is not licensed or qualified as a foreign corporation under the laws of any state and neither the character nor location of its properties nor the nature of its business makes licensing or qualification in any foreign jurisdiction necessary.

6.2  AUTHORITY RELATIVE TO AGREEMENT.

         The execution, delivery and performance of this Agreement by Span and the consummation by Span of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation of Span which is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles.

6.3  AUTHORIZATION AND EXECUTION OF DOCUMENTS.

         The execution, delivery and performance of this Agreement by Span and the consummation of the transactions hereunder do not (i) require the consent, waiver, approval, license or authorization of any public authority, (ii) violate, with or without the giving of notice and/or the passage of time, (A) any provision of law applicable to Span, or (B) any existing order, writ, injunction or decree of any court, administrative agency or governmental body to which Span is subject, or (iii) conflict with or result in a breach or termination of or constitute a default under any mortgage, deed of trust, indenture, or other agreement or instrument to which Span is a party or by which it is bound or to which any of its assets or properties are subject.

6.4  BROKERS.

         Notwithstanding VADUS' engagement of a broker as disclosed on Schedule 5.27, Span has not taken any additional action relating to any broker, finder, consultant or other expert that could result in the imposition on VADUS or the Sellers of any obligation to pay a fee to any broker, finder, consultant or other similar expert in connection herewith.

6.5  DISCLOSURE.

         No representation or warranty by Span in this Agreement, nor any statement or certificate furnished to or to be furnished to VADUS pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain at Closing any untrue statement of a fact, or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

6.6  RELIANCE.

         The foregoing representations and warranties are made by Span with the knowledge and expectation of the Sellers' and VADUS' reliance thereon.


                      SECTION 7. COVENANTS OF THE PARTIES

7.1  ACCESS.

         At all times after the date hereof and prior to the Closing Date or earlier termination of this Agreement, VADUS will give to Span and to its counsel, accountants, auditors, and other consultants and representatives, reasonable access during normal business hours throughout such period to all of their properties, books, contracts, commitments and records pertaining to VADUS, and furnish Span during such period with all such information concerning the affairs of VADUS as Span may reasonably request of VADUS. From time to time throughout such period, VADUS will permit Span to make, and cooperate and assist Span in making, such investigations as may be appropriate to enable Span to determine compliance by VADUS with the terms of this Agreement. In the event of termination of this Agreement, Span will deliver to VADUS all documents, work papers and other material so obtained by Span, or on its behalf, from VADUS and all copies thereof, whether so obtained before or after the execution of this Agreement.

7.2  CONFIDENTIALITY.

         Each party will and will cause its employees and agents (including, without limitation, attorneys and accountants) to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the written legal opinion of its counsel, by other requirements of law, all Confidential Information and will not disclose the same to any person. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. If this Agreement is terminated, each party hereto will promptly return all documents of whatever type, kind or nature, including but not limited to, photocopies, notes, memoranda, computer discs, calculations, work sheets, abstracts, synopses, tapes, recordings, etc., whether in the possession of Span, its agents or employees, or VADUS, its agents or employees, received by it from each other party containing Confidential Information.

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7.3  CONDUCT OF VADUS PENDING CLOSING.

         During the period commencing on the date hereof and continuing until the Closing Date or earlier termination of this Agreement, VADUS covenants and agrees to the following (except to the extent that Span shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section must be Material in the aggregate with respect to the business of VADUS before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Agreement.

        (1) VADUS will promptly advise Span orally and in writing of any change in the business of VADUS that is or may reasonably be expected to be Materially Adverse to the business of VADUS.

        (2) VADUS will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of VADUS, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of VADUS contained herein to be or become untrue in any Material respect.

        (3) Prior to the Closing or the termination of this Agreement, VADUS will not acquire or agree to be acquired, merge or consolidate with any other company, or purchase substantially all of the assets of any other business, corporation, partnership, association or other business organization, entity or division thereof.

7.4  [RESERVED].

7.5  EXPENSES.

        Each party shall bear their own expenses in connection with this Agreement and the transactions contemplated herein.

7.6  REGULATORY APPROVALS.

         After the date hereof and prior to Closing, VADUS shall use its best efforts to procure all Regulatory Approvals, if any such Regulatory Approvals are required. After the Closing, the parties hereto agree to cooperate to a reasonable extent in order that Span may receive the benefits of any progress made by VADUS prior to Closing with respect to receipt of the Regulatory Approvals and other approvals.

7.7  [RESERVED].

7.8  [RESERVED].

7.9  NONDISCLOSURE.

         Neither (i) Span nor (ii) the Sellers and VADUS shall make, or permit any of their respective Affiliates to make, any public disclosure or issue any news release concerning the execution of this Agreement or otherwise relating to the transactions contemplated hereby without the prior consent of the other party (which shall not be unreasonably withheld), except that Span, VADUS or the Sellers may disclose the existence of this Agreement (but not the specific terms hereof) and the completion of the transactions contemplated hereby if (i) in the legal opinion of its counsel such disclosure is required by applicable law and
(ii) the other party is provided a reasonable opportunity to review and comment on such proposed disclosure. Notwithstanding the foregoing, the Sellers and VADUS hereby consent to the disclosure by Span and its agents (and VADUS after Closing) of the transactions contemplated herein in connection with the reporting and disclosure obligations of Span under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

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7.10  PAYMENT OF OBLIGATIONS/PAYMENT OF ROYALTIES.

         Any monetary obligations of VADUS that Span or its Affiliates may become liable for at any time after execution of this Agreement shall be set off against Royalties owed to VADUS by Span.

7.11  NON-COMPETE

         For a period of three years following the Closing Date (the "Three-Year Restricted Period"), VADUS and each Seller (whether employed by Span or its Affiliates or not) will not, without the prior written consent of Span, Compete (defined below) with Span or its Affiliates in the Restricted Area (defined below). VADUS or any Seller shall be deemed to "Compete" with Span or its Affiliates if it, he or she shall directly or indirectly assist, engage in, or be interested in any corporation, firm or other enterprise which is engaged in the same, or substantially the same, Field in the Restricted Area, or if it, he or she is affiliated with any person or enterprise where it, he or she would be able to use Confidential Information of Span or its Affiliates in a manner that would likely have an adverse business impact on Span or its Affiliates. Sellers or VADUS shall be deemed to be directly or indirectly interested in a corporation, firm or other enterprise if he or she is involved in such enterprise as an owner, principal, agent, employee, partner, consultant, investor, stockholder, trustee, creditor, director or officer in a role which would compete in the Field. The covenants contained herein, and the construction of the word "Compete," shall not preclude any one of the Sellers or VADUS from becoming the holder of any stock or other ownership interest of a publicly-traded company provided he does not directly or indirectly through a related party or Affiliate acquire an ownership interest in excess of 10% (in the aggregate) of such company. The term "Restricted Area" shall mean the world and, in the alternative, each of the United States, Canada, Japan, and the countries that are members of the European Union as of the Closing Date.

7.12  NONSOLICITATION

         With respect to the Business, during the Three-Year Restricted Period, Sellers and VADUS will not, directly or indirectly, in connection with any competing business in the Restricted Area, solicit business from any existing or former customers of VADUS or any customers of Span for the purposes of performing work for such customers that is generally performed by VADUS or Span for such customers or similar customers or for performing work for such customers that is substantially similar to work that Span or VADUS does not currently perform but has made significant investment in being able to perform, and has plans to perform in the future. Sellers and VADUS will not, directly or indirectly, call upon or contact any employee or agent of Span or VADUS for the purpose of (i) employing, contracting with, or seeking to employ or contract with such employee or other agent for purposes of competing with Span or VADUS or (ii) inducing such employee or other agent to discontinue employment or service with or Span or any affiliated company.


              SECTION 8. SURVIVABILITY AND INDEMNIFICATION OF SPAN

8.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         Subject to the limitations set forth in Section 8.3 of this Agreement and notwithstanding any investigation conducted at any time with regards thereto by or on behalf of Span, all representations and warranties of VADUS and the Sellers contained herein shall survive the execution, delivery and performance of this Agreement for a period of two years. It is acknowledged that knowing misrepresentations or fraud in connection with representations, warranties, covenants and agreements shall remain actionable forever; provided, however, that this provision shall not be construed to limit any applicable statute of limitations applicable to any breach of such representations, warranties, covenants and agreements. As used in this Section, any reference to a representation, warranty or covenant contained in any Section of this Agreement shall include the Schedule relating to such Section.

8.2  INDEMNIFICATION.

         Subject to the limitations set forth in Section 8.3, VADUS and the Sellers jointly and severally hereby covenant and agree to indemnify and hold harmless Span from and against any and all liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Span, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations or warranties made by VADUS or the Sellers in this Agreement (collectively, "Indemnifiable Claims").

8.3  LIMITATIONS ON INDEMNIFICATION.

         The indemnification set forth in this Section 8 shall be subject to the following limitations:

        (1) Span shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim (or Claims) arising out of a breach of a representation or warranty unless the aggregate amount of Damages with respect to such Indemnifiable Claim together with all other Indemnifiable Claims exceeds $10,000 in any consecutive 12 month period following Closing (but upon exceeding such $10,000, all Damages shall be payable); provided, however, that the $10,000 threshold in this Section 8.3 shall not apply to any covenants to perform or pay specific obligations hereunder (such as in Section 7.10).

        (2) Indemnifiable Claims arising out of all provisions of this, or any covenants to perform or pay specific obligations hereunder shall be payable only to the extent of the Option Payment paid and Royalties payable to VADUS; provided, however that Royalties payable after the termination of the representations or warranties may be utilized to offset Indemnifiable Claims arising before such termination. (By way of example, if an Indemnifiable Claim totals $30,000 and only $20,000 in Royalties are payable to VADUS before the termination of a particular representation which was breached, future Royalties payable to VADUS may be retained by Span to offset the $10,000 balance.

8.4  PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD PARTY CLAIMS.

         If Span determines to seek indemnification under this Section with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to VADUS within 10 business days of Span's becoming aware of any such Indemnifiable Claim. The notice shall set forth such information with respect thereto as is then reasonably available to Span. In case any such liability is asserted against Span and Span provides notices as set forth herein, VADUS will be entitled, if they so elect by written notice delivered to Span within ten days after receiving Span's notice, to assume the defense thereof with counsel satisfactory to Span. Notwithstanding the foregoing
(i) Span shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Span; (ii) Span shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, provided however, that Span will make reasonable efforts to communicate verbal assertions to VADUS on a timely basis; and (iii) the rights of Span to be indemnified hereunder in respect to Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, VADUS suffers Material prejudice thereby. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion. In the event that VADUS, within 10 days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of Span against such Indemnifiable Claim, Span shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account and risk of VADUS. Notwithstanding anything in this Section to the contrary, (y) if there is a reasonable probability that an Indemnifiable Claim may have a Materially Adverse affect on Span, its subsidiaries or affiliates, other than as a result of money damages or other money payments, then Span shall have the right, at its own costs and expense, to defend, compromise or settle such Indemnifiable Claim so long as in connection therewith, Span makes payment of any money damges related thereto; and (z) VADUS shall not, without Span's written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to Span (and its subsidiaries and affiliates) a release from all liability in respect of such Indemnifiable Claim.

8.5  PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD PARTY CLAIMS.

         In the event that Span asserts the existence of an Indemnifiable Claim giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties), it shall give written notice to VADUS and the Sellers specifying the nature and amount of the Indemnifiable Claim asserted. If VADUS and the Sellers, within 45 days after the mailing of notice by Span, shall not give written notice to Span announcing their intent to contest such assertion of Span, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim.

8.6  NOTICE; TERMINATION OF INDEMNIFICATION RIGHTS.

         Notice for any claims for indemnification arising under this Section 8 must be given in writing to VADUS, the Sellers and the Sellers' designated agent, if notice of such agent has been previously provided to Span pursuant to
Section 12.6, within two years of the Closing Date otherwise such rights of indemnification are terminated.

     SECTION 9. SURVIVABILITY AND INDEMNIFICATION OF VADUS AND THE SELLERS

9.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Subject to the limitations set forth in Section 9.3 of this Agreement and notwithstanding any investigation conducted at any time with regards thereto by or on behalf of VADUS and the Sellers, all representations and warranties of Span contained herein shall survive the execution, delivery and performance of this Agreement for a period of two years. It is acknowledged that knowing misrepresentations and fraud in connection with representations, warranties, covenants and agreements shall remain actionable forever; provided, however, that this provision shall not be construed to limit any applicable statute of limitations applicable to any breach of such representations, warranties, covenants and agreements. As used in this Section, any reference to a representation, warranty or covenant contained in any Section of this Agreement shall include the Schedule relating to such Section.

9.2  INDEMNIFICATION.

         Subject to the limitations set forth in Section 9.3, Span covenants and agrees to indemnify and hold harmless VADUS and the Sellers from and against any and all liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by VADUS and the Sellers, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations or warranties made by Span in this Agreement (collectively, "Indemnifiable Claims").

9.3 LIMITATIONS ON INDEMNIFICATION.

         The VADUS or Sellers shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim arising out of a breach of a representation or warranty (or, if more than one such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim
                                       19
together with all other Indemnifiable Claims exceeds $10,000, and then only to the extent of such excess.

9.4  PROCEDURE FOR  INDEMNIFICATION  WITH RESPECT TO THIRD PARTY CLAIMS.

         If VADUS determines to seek indemnification under this Section with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, they shall give notice to Span within 10 business days of VADUS' becoming aware of any such Indemnifiable Claim. The notice shall set forth such information with respect thereto as is then reasonably available to VADUS. In case any such liability is asserted against VADUS and VADUS notifies Span thereof, Span will be entitled, if it so elects by written notice delivered to the VADUS within ten days after receiving VADUS' notice, to assume the defense thereof with counsel satisfactory to VADUS. Notwithstanding the foregoing (i) VADUS shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of VADUS; (ii) VADUS shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; and (iii) the rights of VADUS to be indemnified hereunder in respect to Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by their failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, Span suffers Material prejudice thereby. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion. In the event that Span, within 10 days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of VADUS against such Indemnifiable Claim, VADUS shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account and risk of Span. Notwithstanding anything in this Section to the contrary, (y) if there is a reasonable probability that an Indemnifiable Claim may have a Materially Adverse affect on VADUS, other than as a result of money damages or other money payments, then VADUS shall have the right, at its own costs and expense, to defend, compromise or settle such Indemnifiable Claim, so long as in connection therewith, VADUS makes payment of any money damages related thereto; and (z) Span shall not, without the written consent of VADUS, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to VADUS a release from all liability in respect of such Indemnifiable Claim.

9.5  PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD PARTY CLAIMS

         In the event that VADUS or the Sellers asserts the existence of an Indemnifiable Claim giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties), they shall give written notice to Span specifying the nature and amount of the Indemnifiable Claim asserted. If Span, within 45 days after the mailing of notice by VADUS or the Sellers, shall not give written notice to VADUS or the Sellers announcing its intent to contest such assertion of VADUS or the Sellers, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim.

9.6  NOTICE; TERMINATION OF INDEMNIFICATION RIGHTS.

         Notice for any claims for indemnification arising under this Section 9 must be given in writing to Span within two years of the Closing Date otherwise such rights of indemnification are terminated.


              SECTION 10. CONDITIONS PRECEDENT TO CLOSING OF SPAN

     Unless waived by Span, the obligations of Span under the Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

10.1  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.

         The several warranties and representations of VADUS and the Sellers contained herein shall be construed to be continuous and continuing from the date of this Agreement to the Closing Date, and shall be true at the time of Closing as though such representations and warranties were made at and as of such time except as otherwise contemplated by this Agreement, and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any of such parties.

10.2  PERFORMANCE

         VADUS and the Sellers shall have performed and complied in all Material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by either or both prior to or at Closing.

10.3  DELIVERY OF DOCUMENTS.

         VADUS and/or the Sellers shall have delivered to Span all documents and other information required to be provided to Span on or before Closing as set forth herein. The following shall be delivered to Span on or before Closing:

       (1)   A Certificate of Good Standing from the Secretary of State of
             Delaware;

       (2) A certificate signed by VADUS and the Sellers stating that all the warranties and representations made by them herein remain true and correct on the Closing Date and that all covenants and agreements required herein to have been performed by them by Closing have been performed;

       (3) Certified copies of actions of the VADUS shareholders and directors approving this Agreement and all documents to be executed and delivered in accordance herewith and authorizing the officers of VADUS to execute this Agreement and to take all other steps required to carry out the terms hereof;

       (4)   Physical possession of the Assets;

       (5) Any and all other instruments and documents that may be reasonably necessary to effectuate the obligations of the Sellers and VADUS hereunder.

10.4  CONDUCT OF BUSINESS.

         The business of VADUS shall have been conducted in the usual and customary manner, and there shall have been no Material casualty or Materially Adverse change in the Assets or the business or financial condition of VADUS as it relates to the Assets from the date hereof through the Closing Date.

10.5  CONSENTS

         All permits, orders, consents, or other authorizations necessary, in the reasonable opinion of counsel for Span, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby.

10.6  CERTIFICATE.

         Span shall have been furnished with such certificates of officers of VADUS and/or such certificates of the Sellers, in form and substance reasonably satisfactory to Span, dated as of the Closing Date, certifying to such matters as Span may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section 10; provided, however, it shall not be deemed a reasonable request to require certification of a matter which constitutes a substantive change to this Agreement.

10.7  OPINION OF COUNSEL.

         The Sellers and VADUS shall have furnished Span with an opinion of counsel, dated as of the Closing Date, and in form and substance reasonably

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

satisfactory to Span and its counsel, to the effect that: (i) VADUS is duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) to the knowledge of counsel, with reasonable inquiry of the officers of VADUS, the consummation of the transactions contemplated by this Agreement will not (A) violate any provision of VADUS' Articles of Incorporation or Bylaws as certified to such counsel, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which VADUS is a party, or by which it is bound, except as such would not, in the aggregate, have a Materially Adverse effect on the business or financial condition of VADUS, or
(C) violate or conflict with any other restriction of any kind or character known to counsel and to which VADUS is subject; (iii) to the knowledge of counsel, with reasonable inquiry of the officers of VADUS and the Sellers, the Sellers and VADUS have the legal right and power, and have or reasonably expect to obtain without substantial difficulty, all authorizations and approvals required by law, to enter into this Agreement, and to consummate the transactions contemplated herein; (iv) VADUS has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by VADUS and constitutes a valid and legally binding obligation of VADUS enforceable against VADUS in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (v) assuming the due execution of the powers of attorney reference on the signature page hereof and the legal capacity of the grantor of such powers of attorney, this Agreement has been executed and delivered by the Sellers and constitutes a valid and legally binding obligation of the Sellers enforceable against each of the Sellers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (vi) to the knowledge of such counsel after reasonable inquiry of the officers of VADUS, no Material suit or proceeding is pending or threatened against VADUS or other parties which would have a Materially Adverse effect on VADUS' business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein. For purposes of the opinion, the term Agreement shall include this Agreement and all agreements attached hereto as exhibits. Additionally, the Sellers and VADUS shall furnish an opinion of its Intellectual Property counsel, to the effect that: (y) all Patents are properly registered with the United States Patent and Trademark Office or such other equivalent agency in foreign countries and such registrations are current and valid; and (z) all Intellectual Property that is registered is in the name of VADUS, or if not, that all such assignments and other agreements required to give effect to the assignment of the Intellectual Property to VADUS have been executed and filed with the proper governmental agency.

10.8  DUE DILIGENCE.

         Within 60 days from the date of delivery of the last of the Secure IV units as provided for in Section 2.3(4) above, Span shall have completed a due diligence investigation of VADUS, the results of which shall be reasonably satisfactory to Span. Should Span's due diligence investigation result in Span's desire to terminate this Agreement, the due diligence report shall be disclosed to VADUS, and VADUS shall have a reasonable opportunity to cure any adverse conditions of the report; provided, however, that such opportunity to cure shall not extend past June 30, 2002.

10.9  PRODUCTION, MARKETING AND PRODUCT DEVELOPMENT SUPPORT AGREEMENT

         VADUS and Span shall have executed a Production, Marketing and Product Development Support Agreement, which shall provide in part for the services of John Marano, substantially in the form attached hereto as Exhibit B.

           SECTION 11. CONDITIONS PRECEDENT TO CLOSING OF THE SELLERS

     Unless waived by Sellers, the obligations of VADUS and the Sellers under the Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

11.1  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING

         The several warranties and representations of Span contained herein shall be construed to be continuous and continuing from the date of this Agreement to the Closing Date, and shall be true at the time of Closing as though such representations and warranties were made at and as of such time, and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any of such parties.

11.2  PERFORMANCE.

         Span shall have performed and complied in all Material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Span prior to or at Closing.

11.3  DELIVERY OF DOCUMENTS.

         Span shall have delivered to VADUS and the Sellers all documents and other information required to be provided to VADUS and the Sellers on or before Closing as set forth herein. The following additional documents shall be delivered to VADUS and the Sellers on or before Closing:

       (1)   The remainder of the Option Payment, if not previously paid;

       (2) A certificate signed by Span stating that all the warranties and representations made by Span herein remain true and correct on the Closing Date and that all covenants and agreements required herein to have been performed by Span by Closing have been performed;

       (3)   An   Assignment   Agreement   signed  by  VADUS  that  assigns  all
             Intellectual Property to Span in the form attached hereto as Exhibit C; and

       (4) Any and all other instruments and documents that may be reasonably necessary to effectuate the obligations of Span hereunder.

11.4  CERTIFICATE.

         The Sellers shall have been furnished with such certificates of Span, in form and substance reasonably satisfactory to VADUS, dated as of the Closing Date, certifying to such matters as VADUS may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section; provided, however, it shall not be deemed a reasonable request to require certification of a matter which constitutes a substantive change to this Agreement.

11.5  OPINION OF COUNSEL.

         Span shall have furnished the Sellers and VADUS with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Sellers and VADUS and their counsel, to the effect that: (i) the consummation of the transactions contemplated by this Agreement will not (A) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which Span is a party, or by which he is bound, except as such would not, in the aggregate, have a Materially Adverse effect on the business or financial condition of Span, or (B) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which Span is subject; (ii) to the best knowledge of counsel, Span has the legal right and power, and has or reasonably expects to obtain all authorizations and approvals required by law, to enter into this Agreement, and to consummate the transactions contemplated herein; (iii) this Agreement constitutes a valid and legally binding obligation of Span enforceable against Span in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (iv) to the best knowledge of such counsel, no Material suit or proceeding is pending or threatened against Span or other parties which would have a Materially Adverse effect on Span's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein. For purposes of the opinion, the term Agreement shall include this Agreement and all agreements attached hereto as exhibits. The opinion (i) may contain exceptions consistent with all disclosures by Span, as well as usual and customary qualifications and exceptions and (ii) need not contain an opinion on the validity or enforceability of any noncompetition provision.


                           SECTION 12. MISCELLANEOUS

12.1  TERMINATION.

         This  Agreement may be terminated at any time prior to the Closing Date
(a) by the mutual consent of VADUS and Span, (b) as set forth in Section 2.1 by either party, if the Closing has not occurred by June 30, 2002, unless such failure to close is a result of action taken, or the failure to take action, in bad faith or in breach of this Agreement by the party seeking to terminate this Agreement, or (c) by either party, if Span or VADUS has been informed that the likelihood of receipt of the Regulatory Approvals has been materially lessened. Nothing in this Agreement shall limit the liability of the defaulting party in the event that this Agreement is terminated without Closing as a result of action taken, or the failure to take action, by the defaulting party in bad faith or in breach of this Agreement.

12.2  WAIVERS.

         VADUS or Span may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions to its own performance contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement by the other party. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

12.3  AMENDMENT.

     This Agreement contains the entire agreement between the parties hereto. It may be amended only by an instrument in writing signed by, Span, VADUS and the Sellers.

12.4  PARTIES IN INTEREST.

         All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns, provided that none of the parties hereto shall assign any of his or its rights or privileges hereunder prior to the consummation of the transaction contemplated hereby without the written consent of Span, VADUS and a majority of the Sellers, which consent shall not be unreasonably withheld. Any rights (but not obligations) under this Agreement may be assigned by any of the parties hereto upon notice to the other parties hereto. Notwithstanding any provisions to the contrary herein and any permitted assignment or transfer, any assignor shall remain primarily liable for all of his, her or its obligations hereunder.

12.5  GOVERNING LAW.

         This Agreement shall be construed and governed in accordance with the laws of the State of South Carolina, without regard to its choice of law provisions.

12.6  NOTICES.

         Any notice provided pursuant to this Agreement shall be in writing and shall be deemed given (i) if by hand delivery or overnight courier, upon receipt thereof; or (ii) if mailed, three days after deposit in the United States mails, postage prepaid, certified mail return receipt requested. All notices hereunder shall be addressed to (y) the appropriate post office box address, if given in this Section 12.6, when sending via United States mail; or (z) the street address given in this Section 12.6 when sending via overnight courier. It is acknowledged that the persons listed on behalf of the Sellers shall have the obligation to forward the notice to the other Sellers.



         As to the Sellers:            -----------------------
                                       -----------------------
                                       -----------------------
                                       -----------------------

                                       Attention:-------------

         With a copy to:               -----------------------
                                       -----------------------
                                       -----------------------

                                       Attention:-------------

         As to Span:                   Span-America Medical Systems, Inc.
                                       Post Office Box 5231 (Zip Code 29606)
                                       70 Commerce Center
                                       Greenville, South Carolina  29615

                                       Attention:  Mr. James Ferguson

         With a copy to:               Wyche, Burgess, Freeman & Parham, P.A.
                                       Post Office Box 728 (Zip Code 29602-0728)
                                       44 East Camperdown Way
                                       Greenville, South Carolina  29601

                                       Attention: James M. Shoemaker, Esquire

12.7  SURVIVABILITY OF COVENANTS.

         The covenants of the parties herein shall survive forever; provided, however, that this provision shall not be construed to limit any applicable statute of limitations applicable to any breach of such covenants.

12.8  HEADINGS.

         The headings of the sections of this Agreement are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

12.9  INTERPRETATION.

         The principle that any ambiguity shall be construed against the drafter of an agreement shall not be applicable to this Agreement, such that the

Agreement shall not be construed for or against one party or the other.

12.10  COUNTERPARTS.

         This Agreement may be signed in one or more counterparts, all of which, collectively, shall be construed to be an original.



       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.



VADUS, INC.                             SPAN-AMERICA MEDICAL SYSTEMS, INC.



By:                                     By:
   ----------------------------------      -------------------------------------

Title:                                Title:
   ----------------------------------      -------------------------------------



SELLERS:




   ----------------------------------      -------------------------------------
   Robert N. Armstrong                     T. Hoy Booker




  ----------------------------------      -------------------------------------
   H. Bruce Dukeman                        Michael Gentry



  ----------------------------------       -------------------------------------
   John P. Marano                          Lauren Marano




   ----------------------------------      -------------------------------------
   David A. Wallington                     Scott Wells

                   AMENDMENT TO ASSET PURCHASE AGREEMENT

         This Amendment to Asset Purchase Agreement (this "Amendment") is entered into by and between Span-America Medical Systems, Inc. (the "Span"), VADUS, Inc. ("VADUS") and certain of the stockholders of VADUS set forth on the signature page hereof (such stockholders being hereinafter referred to collectively as the "Sellers") as of this 20th day of May, 2002.

A. The parties previously entered into an Asset Purchase Agreement dated February 1, 2002 (the "Agreement"), which provided for a period of time to investigate the viability of certain IV syringes in the marketplace before and as a condition to closing of the purchase transaction contemplated in the Agreement.

B. The Investigation Period, as that term is defined in the Agreement, is set to expire on May 20, 2002, yet Span has not completed its investigation.

C. The parties wish to amend the Agreement to extend the Investigation Period.

         NOW THEREFORE, the parties, wishing to be legally bound by the revision contained herein, agree to amend the Agreement as set forth below:

1. The Investigation Period is extended through and set to expire at close of business on June 20, 2002.

2. In consideration for VADUS and the Sellers agreeing to the extension of the Investigation Period, Span shall pay at the time of execution of this Amendment Thirty-Five Thousand Eight Hundred Twenty-Eight and No/100 Dollars ($35,828.00) to VADUS. Such payment shall be paid by check and shall be treated as an additional payment under Section 2.4 of the Agreement.

The parties have executed this Amendment as of the date set forth above.

VADUS, INC.                             SPAN-AMERICA MEDICAL SYSTEMS, INC.



By:                                     By:
   ----------------------------------      -------------------------------------

Title:                                Title:
   ----------------------------------      -------------------------------------



SELLERS:




   ----------------------------------      -------------------------------------
   Robert N. Armstrong                     T. Hoy Booker




  ----------------------------------      -------------------------------------
   H. Bruce Dukeman                        Michael Gentry



  ----------------------------------       -------------------------------------
   John P. Marano                          Lauren Marano




   ----------------------------------      -------------------------------------
   David A. Wallington                     Scott Wells

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         This Second Amendment to Asset Purchase Agreement (this "Amendment") is entered into by and between Span-America Medical Systems, Inc. (the "Span"), VADUS, Inc. ("VADUS") and certain of the stockholders of VADUS set forth on the signature page hereof (such stockholders being hereinafter referred to collectively as the "Sellers") as of this 9th day of July, 2002.

A. The parties previously entered into an Asset Purchase Agreement dated February 1, 2002 (the "Agreement"), which provided for a closing of the transaction no later than June 30, 2002.

B. The necessary documentation to facilitate closing has not yet been completed, but the parties still wish to close the contemplated transaction.

C. Therefore, the parties wish to amend the Agreement to replace the date provided in Section 3.4 to with the date of July 15, 2002.

         NOW THEREFORE, the parties, wishing to be legally bound by the revision contained herein, agree to amend the Agreement as set forth below:

1. The date of June 30, 2002 provided in Section 3.4 is deleted and replaced by the date July 15, 2002.


The parties have executed this Amendment as of the date set forth above.

VADUS, INC.                             SPAN-AMERICA MEDICAL SYSTEMS, INC.



By:                                     By:
   ----------------------------------      -------------------------------------

Title:                                Title:
   ----------------------------------      -------------------------------------



SELLERS:




   ----------------------------------      -------------------------------------
   Robert N. Armstrong                     T. Hoy Booker




  ----------------------------------      -------------------------------------
   H. Bruce Dukeman                        Michael Gentry



  ----------------------------------       -------------------------------------
   John P. Marano                          Lauren Marano




   ----------------------------------      -------------------------------------
   David A. Wallington                     Scott Wells